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                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):         May 28, 2002

                             DYNEGY HOLDINGS INC.
            (Exact name of registrant as specified in its charter)


          DELAWARE                  0-29311                 94-3248415
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(State or other jurisdiction      (Commission            (I.R.S. Employer
     of incorporation)            File Number)          Identification No.)


               1000 LOUISIANA, SUITE 5800, HOUSTON, TEXAS 77002
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         (Address of Principal Executive Offices, including Zip Code)

       Registrant's telephone number, including area code: (713) 507-6400

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ITEM 5.  OTHER EVENTS.

     On May 28, 2002, Dynegy Inc., the registrant's parent company, issued a press release announcing that its Board of Directors accepted the resignation of Chuck Watson as Chairman and Chief Executive Officer. The Board has appointed Glenn F. Tilton, one of the Company's current directors, as interim Chairman. Another of the Company's current directors, Daniel L. Dienstbier, who also is interim President of Northern Natural Gas Company, has been appointed interim Chief Executive Officer. Messrs. Tilton and Dienstbier will assume their new responsibilities effective immediately. The Board announced that it plans to conduct a comprehensive search to fill the Chairman and Chief Executive Officer position on a permanent basis.

     On May 24, 2002, Dynegy Inc. issued a press release announcing that it received a subpoena from the U.S. Attorney's office in Houston requesting documents relating to the Company's transactions, including its buy and sell trades with CMS Energy and its long-term natural gas supply transaction referred to as "Project Alpha."

     A copy of Dynegy's May 28, 2002 and May 24, 2002 press releases are attached hereto as exhibits 99.1 and 99.2, respectively, and are incorporated herein by this reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired - Not applicable.

(b)  Pro Forma Financial Information - Not applicable.

(c)  Exhibits:

     99.1   Press release of Dynegy Inc. dated May 28, 2002.

     99.2   Press release of Dynegy Inc. dated May 24, 2002.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DYNEGY HOLDINGS INC.


                                           /s/  Keith R. Fullenweider
                                          __________________________________
                                          Keith R. Fullenweider
                                          Senior Vice President and
                                          Deputy General Counsel


Dated:   May 28, 2002

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